Exhibit 10.32

LEASE ASSIGNMENT AND EXTENSION AGREEMENT

THIS AGREEMENT, dated this 10th day of October      , 2013, is entered into by and between Y City Recycling, LLC, an Ohio limited liability company (“Lessee”), Coll OH RE Holdings, LLC, a Delaware limited liability company (Lessor”), and Axion International, Inc., a New Jersey corporation (“Axion”).

WHEREAS, Lessee entered into a certain Commercial Lease Agreement entitled “Standard Industrial/Commercial Single-tenant Lease-Net Lease” (the “Original Lease”) dated May 1 2013, with the Lessor for the property located at 4005 All American Way, Zanesville, Ohio (“Property”); and

WHEREAS, the parties desire to enter into an agreement to assign the Original Lease to Axion and to extend its term and provide for modifications to the rent.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1.          ASSIGNMENT. The Lessee hereby transfers, assigns, and conveys its entire right, title, and interest in the Original Lease to Axion. The Lessor hereby consents to the transfer as made herein. A fully executed copy of the Original Lease shall be attached hereto as Exhibit A.

2.          ASSUMPTION. Axion, hereby agrees to pay rent and abide by and perform the covenants and agreements to be performed by Lessee under and pursuant to the terms and provisions of the Original Lease and otherwise agrees to be bound by to perform and discharge all of the duties and obligations of the Lessee under the Original Lease.

3.          TERM; EXTENSION. The term of the Original Lease was five (5) years from the date thereof and the parties wish to extend the term of the Original Lease for an additional period of five (5) years beginning on May 1, 2018 and extending to April 30, 2023. Axion shall have the option upon expiration of the original extended term to extend the term for an additional five (5) years upon the same terms and conditions but subject to a rent adjustment as set forth herein.

4.          RENT. Axion shall pay rent equal to the rent reserved in the Original Lease during the Original Lease term. Thereafter, the rent payable by Axion shall be the original rent reserved plus an additional amount equal to the percentage increase in the Consumer Price Index (All Cities) as periodically published by the U.S. Bureau of Labor Statistics from the month preceding the date of this Assignment to the month immediately preceding the beginning of the extended term of the Original Lease hereunder. In the event Axion opts to extend the term for an additional five (5) years as provided herein, the rent payable by Axion shall be increased by an amount equal the percentage increase in the CPI from the month prior to the expiration of the extended term to the month prior to the first month of the option term.

5.          ORIGINAL LEASE. It is understood and agreed between the parties hereto that the Original Lease, except as modified herein, shall continue in full force and effect and Axion agrees not to do or omit to do anything which will constitute a default under the Original Lease.

6.          USE OF PROPERTY. The Property shall be used and occupied consistent with the use under the Original Lease. Axion shall not commit, or suffer to be committed, any waste on the Property.

7.          COVENANTS OF LESSOR. Lessor hereby covenants and agrees that the Original Lease is in good standing and that there has been no default thereunder and the Lessee has the right to make this Assignment of the Original Lease. Lessor will continue to be bound by and perform any obligations imposed upon Lessor thereunder. The Lessor agrees to indemnify and hold Axion harmless from and against any harm done to the Property prior to Axion becoming a lessee of the Property.

8.          COVENANTS OF LESSEE. The Lessee hereby covenants and agrees that it is in good standing under the Lease, has not defaulted in any way, and has not created any waste or hazard on the Property. The Lessee agrees to indemnify and hold Axion harmless from and against any harm done to the Property prior to Axion becoming a lessee of the Property.

9.          ATTORNMENT. In the event the Lessor sells, transfers, conveys, assigns or delivers the Property to any third party during the term hereof, the Axion hereby acknowledges and agrees to continue to abide by the terms and conditions contained herein, save for substitution of a new owner/landlord.

10.         GOVERNING LAW. This Assignment and Extension Agreement shall be deemed to have been made and entered into in the State of Ohio and shall be governed and construed in accordance with the laws of the State of Ohio.

11.         ENTIRE AGREEMENT. This Assignment and Extension Agreement contains the entire agreement and understanding of the parties and supersedes any prior understanding or agreement with respect to the subject matter hereof and there are no agreements, understandings, oral or written, between the parties or some of them relating to the subject matter of this Assignment and Extension Agreement that are not fully set forth herein.

12.         PRIOR MORTGAGE. The parties understand and agree that the Property is subject to a prior mortgage in favor of LMT Finance, LLC, dated May 31, 2012. The Lessor shall remain bound to the term and conditions thereof and shall do and perform all acts and things necessary to maintain the mortgage, including the timely payment of the underlying obligation secured by the mortgage.

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Y City Recycling, LLC

	By:	/s/ Brian Coll
Witness	Printed:	Brian Coll
	Title:	President

Witness
Coll OH RE Holdings, LLC

	By:	/s/ Brian Coll
Witness	Printed:	Brian Coll
	Title:	President
Witness
Axion International, Inc.

	By:	/s/ Steven L. Silverman
Witness	Printed:	Steven L. Silverman
	Title:	President & CEO
Witness

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